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                                                                    EXHIBIT 10.A

                                                               EXECUTION VERSION

                       FIRST AMENDMENT TO CREDIT AGREEMENT

          This FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered
                                                          ---------
into as of January 24, 2002, among Mentor Graphics Corporation, an Oregon corporation (the "Company"), the several financial institutions party to the
                  -------
Credit Agreement referred to below (each a "Bank" and, collectively, the
                                            ----
"Banks"), The Bank of Nova Scotia, as documentation agent, Fleet National Bank,
 -----
N.A., as syndication agent, and Bank of America, n.a., as administrative agent for the Banks (in such capacity, the "Agent" ).
                                      -----

          WHEREAS, the Company, the Banks and the Agent entered into a Credit Agreement dated as of January 10, 2001 (the "Credit Agreement"); and
                                             ----------------

          WHEREAS, the Company has requested that the Majority Banks agree to certain amendments to the Credit Agreement, and the Majority Banks have agreed to such request, subject to the terms and conditions of this Amendment;

          NOW, THEREFORE, the parties hereto agree as follows:

1.   Definitions; References; Interpretation.
     ---------------------------------------

     (a) Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement.

     (b) Each reference to "this Amendment", "hereof", "hereunder", "herein" and "hereby" and each other similar reference contained in the Credit Agreement, and each reference to "the Credit Agreement" and each other similar reference in the other Loan Documents, shall from and after the Effective Date refer to the Credit Agreement as amended hereby.

     (c) The rules of interpretation set forth in Section 1.02 of the Credit Agreement shall be applicable to this Amendment.

2. Amendments to Credit Agreement. Subject to the terms and conditions hereof,
   ------------------------------
the Credit Agreement is amended as follows, effective as of the date of satisfaction of the conditions set forth in Section 4 hereof (the "Effective
                                                                   ---------
Date"):
----

     (a) a new defined term "IKOS" shall be added to Section 1.01 in proper
                             ----
alphabetical order as follows:

               "IKOS" means IKOS Systems, Inc."
                ----

     (b) a new defined term "IKOS Acquisition Date" shall be added to Section
                             ---------------------
1.01 in proper alphabetical order as follows:

                                       1.

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               "IKOS Acquisition Date" means the date that the Company or a
                ---------------------
     Wholly-Owned Subsidiary shall have acquired more than 50% of the outstanding shares of the capital stock of IKOS."

     (c) a new defined term "IKOS Margin Stock" shall be added to Section 1.01
                             -----------------
in proper alphabetical order as follows:

               "IKOS Margin Stock" means Margin Stock of IKOS."
                -----------------

     (d) a new defined term "Net Cash Consideration" shall be added to Section
                             ----------------------
1.01 in proper alphabetical order as follows:

               "Net Cash Consideration" means, in respect of any Acquisition,
                ----------------------
          the cash consideration paid by the Company or any of its Subsidiaries in respect of such Acquisition less the unencumbered cash and Cash
                                         ----
          Equivalents of the target Person (including, without limitation, unencumbered cash and Cash Equivalents tendered by holders of options to purchase the target Person's capital stock upon the exercise of such options), in each case, which are acquired by the Company or any of its Subsidiaries as a result of such Acquisition."

     (e) a new Section 6.13 shall be added as follows:

               "6.13 IKOS Acquisition. The Company shall diligently cause IKOS
                     ----------------
          to become a Wholly-Owned Subsidiary on, or within a reasonable period of time after, the IKOS Acquisition Date."

     (f) Subsection 7.01(p) of the Credit Agreement is hereby amended to delete the word "and" at the end of such subsection.

     (g) Subsection 7.01(q) of the Credit Agreement is hereby amended to delete the period at the end of such subsection and insert therefor "and".

     (h) a new Subsection 7.01(r) shall be added as follows:

               "(r) Liens on IKOS Margin Stock."

     (i) Subsection 7.02(g) of the Credit Agreement is hereby amended to delete the word "and" at the end of such subsection.

     (j) Subsection 7.02(h) of the Credit Agreement is hereby amended to delete the period at the end of such subsection and insert therefor "and".

     (k) a new Subsection 7.02(i) shall be added as follows:

               "(i) the sale of IKOS Margin Stock for fair market value (as determined in good faith at the time of such sale by the board of directors of the Company or the applicable Subsidiary, as the case may
          be)."

                                       2.

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     (l) Subsection 7.03(a) of the Credit Agreement is amended and restated in its entirety as follows:

               "(a) any Subsidiary may merge with the Company (provided that the
                                                               --------
          Company shall be the continuing or surviving corporation) or with any one or more Subsidiaries (provided that, if any transaction shall be
                                    --------
          between a Subsidiary and a Wholly-Owned Subsidiary, the continuing or surviving corporation shall be a Wholly-Owned Subsidiary);"

     (m) Subsection 7.03(c) of the Credit Agreement is amended and restated in its entirety as follows:

               "(c) the Company or any Subsidiary may merge with any Person in an Acquisition so long as (i) either (A) the surviving entity is the Company or such Subsidiary; provided that in any such merger involving
                                      --------
          the Company, the Company shall be the surviving entity; (B) if the merger involves a Subsidiary being absorbed into the target Person, such target Person shall become a Wholly-Owned Subsidiary of Company upon the consummation of the Acquisition; or (C) such merger is otherwise permitted pursuant to clause (a) above, (ii) such Acquisition is otherwise permitted hereunder and (iii) immediately before and after giving effect to such merger no Default or Event of Default shall exist; and"

     (n) Subsection 7.04(d) of the Credit Agreement is amended and restated in its entirety as follows:

               "(d) Investments incurred in order to consummate Acquisitions otherwise permitted herein, provided that (i) the Net Cash
                                      --------
          Consideration given for any such Acquisition, together with the Net Cash Consideration given for all prior Acquisitions undertaken by the Company and its Subsidiaries shall not exceed (A) $175,000,000 in fiscal 2002, and (B) $50,000,000 per annum in any other fiscal year,
          (ii) such Acquisitions are undertaken in accordance with all applicable Requirements of Law, and (iii) the prior, effective written consent or approval to such Acquisition of the board of directors or equivalent governing body of the acquiree is obtained;"

     (o) Subsection 7.07(a) of the Credit Agreement is amended and restated in its entirety as follows:

               "(a) The Company shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly, otherwise than in connection with the purchase of shares of its own stock for retirement, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, in the case of each of the preceding clauses (i) (ii) and
          (iii), in violation of Regulation T, U or X of

                                       3.

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          the FRB, or (iv) to acquire any security (other than IKOS Margin
          Stock) in any transaction that is subject to Section 13(d) or 14(d) of the Exchange Act."

     (p) Subsection 7.10(c) of the Credit Agreement is amended by adding a new sentence at the end of such subsection as follows:

               "Notwithstanding anything to the contrary in this subsection 7.10(c), the Company may not at any time purchase, redeem or acquire shares of its capital stock or warrants or options to acquire any such shares unless the Company delivers a duly completed Compliance Certificate pursuant to subsection 6.02(a) demonstrating all of the following: (A) an adjusted quick ratio under subsection 7.14(a) of not less than 1.10 to 1.00; (B) a Leverage Ratio under subsection 7.14(c) of not more than 1.10 to 1.00; and (C) a ratio of cash and accounts receivable to Loans under subsection 7.14(d) of not less than 1.25 to 1.00, in each case, measured as of the last day of the fiscal quarter most recently ended prior to such purchase, redemption or acquisition."

     (q) Subsection 7.14(a) of the Credit Agreement is amended and restated in its entirety as follows:

               "(a) Adjusted Quick Ratio. The Company shall not as of the end of
                    --------------------
          any fiscal quarter suffer or permit its ratio (determined in respect of the Company and its Subsidiaries on a consolidated basis) of (i) cash plus the value (valued in accordance with GAAP) of all Cash
               ----
          Equivalents plus net current accounts receivable (valued in accordance
                      ----
          with GAAP), other than cash, Cash Equivalents and net current accounts receivable subject to a Lien securing Indebtedness, to (ii) Consolidated Current Liabilities (other than liabilities secured by a Lien on cash, Cash Equivalents or net current accounts receivable), to be less than (A) 0.75 to 1.00 for the first fiscal quarter ending on or after the IKOS Acquisition Date, (B) 0.85 to 1.00 for the second fiscal quarter ending after the IKOS Acquisition Date, (C) 0.90 to
          1.00 for the third fiscal quarter ending after the IKOS Acquisition Date, (D) 0.95 to 1.00 for the fourth fiscal quarter ending after the IKOS Acquisition Date, (E) 1.05 to 1.00 for the fifth fiscal quarter ending after the IKOS Acquisition Date, and (F) 1.10 to 1.00 for the sixth fiscal quarter ending after the IKOS Acquisition Date, and for each fiscal quarter ending thereafter."

     (r) Subsection 7.14(c) is amended and restated in its entirety as follows:

               "(c) Leverage Ratio. The Company shall not as of the end of any
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          fiscal quarter suffer or permit its Leverage Ratio to be greater than
          (i) 2.25 to 1.00 for the first fiscal quarter ending on or after the IKOS Acquisition Date, (ii) 2.00 to 1.00 for the second fiscal quarter ending after the IKOS Acquisition Date, (iii) 1.75 to 1.00 for the third fiscal quarter ending after the IKOS Acquisition Date,

                                       4.

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          (iv) 1.50 to 1.00 for the fourth fiscal quarter ending after the IKOS
          Acquisition Date, (v) 1.25 to 1.00 for the fifth fiscal quarter ending after the IKOS Acquisition Date, and (vi) 1.10 to 1.00 for the sixth fiscal quarter ending after the IKOS Acquisition Date, and for each fiscal quarter ending thereafter."

     (s) Subsection 7.14(d) is amended and restated in its entirety as follows:

               "(d) Minimum Cash and Accounts Receivable. The Company shall not
                    ------------------------------------
          as of the end of any fiscal quarter suffer or permit its ratio (determined on a consolidated basis) of (i) cash plus the value (valued in accordance with GAAP) of all Cash Equivalents plus 75% of net current accounts receivable (valued in accordance with GAAP) owing by account obligors located in the United States, other than cash, Cash Equivalents and net current accounts receivable subject to a Lien securing Indebtedness, to (ii) the then outstanding principal amount of the Loans, to be less than (A) 1.10 to 1.00 for each of the first and second fiscal quarters ending on or after the IKOS Acquisition Date, and (B) 1.25 to 1.00 for the third fiscal quarter ending after the IKOS Acquisition Date, and for each fiscal quarter ending thereafter."

3. Representations and Warranties. The Company hereby represents and warrants to
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the Agent and the Banks as follows:

     (a) No Default or Event of Default has occurred and is continuing (or would result from the amendment of the Credit Agreement contemplated hereby).

     (b) The execution, delivery and performance by the Company of this Amendment and the Credit Agreement (as amended by this Amendment) have been duly authorized by all necessary corporate action and do not and will not require any registration with, consent or approval of, or notice to or action by, any Governmental Authority in order to be effective and enforceable.

     (c) This Amendment and the Credit Agreement (as amended by this Amendment) constitute the legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

     (d) All representations and warranties of the Company contained in the Credit Agreement are true and correct in all material respects (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date and except that this subsection (d) shall be deemed instead to refer to the last day of the most recent quarter and year for which financial statements have then been delivered in respect of the representation and warranty made in subsections 5.11(a) and 5.11(b) of the Credit Agreement).

                                       5.

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     (e) The Company is entering into this Amendment on the basis of its own investigation and for its own reasons, without reliance upon the Agent and the Banks or any other Person.

4.   Conditions of Effectiveness.
     ---------------------------

     (a) The effectiveness of this Amendment shall be subject to the satisfaction of each of the following conditions precedent:

          (1) The Agent shall have received from the Company and the Majority Banks a duly executed original (or, if elected by the Agent, an executed facsimile copy) of this Amendment.

          (2) The Agent shall have received evidence of payment by the Company of all fees, costs and expenses arising under or referenced in Section 5 or
Section 6(g) (to the extent invoiced) of this Amendment.

          (3) The representations and warranties in Section 3 of this Amendment shall be true and correct in all material respects on and as of the Effective Date with the same effect as if made on and as of the Effective Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date).

          (4) The Agent and each of the Majority Banks shall have received evidence reasonably satisfactory to it that (i) by no later than September 14, 2002, the IKOS Acquisition Date shall have occurred; (ii) there are no legal prohibitions to the consummation of a merger between the Company or a Wholly-Owned Subsidiary of the Company and IKOS (with the Company or such Wholly-Owned Subsidiary being the surviving corporation or IKOS surviving as a Wholly-Owned Subsidiary of the Company); and (iii) all approvals of any Governmental Authority and of any other Person necessary in connection with the Acquisition of IKOS have been obtained by the Company and are in full force and effect and all applicable waiting periods have expired without any notice of any action being taken or threatened by any Governmental Authority which would restrain, prevent or otherwise impose material adverse conditions on the Acquisition of IKOS by the Company.

          (5) The Agent shall have received a certificate signed by a Responsible Officer, dated as of the Effective Date, certifying after due inquiry that the conditions set forth in clauses (i), (ii) and (iii) of the preceding Section 4(a)(4) are satisfied.

          (6) For purposes of determining compliance with the conditions specified in this Section 4(a), each Bank that has executed this Amendment shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter either sent, or made available for inspection, by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Bank.

                                       6.

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     (b) From and after the Effective Date, the Credit Agreement is amended as set forth herein. Except as expressly amended pursuant hereto, the Credit Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects.

     (c) The Agent will notify the Company and the Banks of the occurrence of the Effective Date.

5. Fees. Upon execution by the Agent and the Majority Banks of this Amendment,
   ----
the Company shall immediately pay to the Agent for the benefit of each such consenting Bank, a non-refundable amendment fee equal to 15 bps multiplied by the Commitment of such Bank then in effect on such execution date.

6.   Miscellaneous.
     -------------

     (a) The Company acknowledges and agrees that the execution and delivery by the Agent and the Banks of this Amendment shall not be deemed to create a course of dealing or an obligation to execute similar waivers or amendments under the same or similar circumstances in the future.

     (b) This Amendment shall be binding upon and inure to the benefit of the Company, the Agent and the Banks and their respective successors and assigns.

     (c) This Amendment shall be governed by and construed in accordance with the law of the State of California, provided that the Agent and the Banks shall
                                    --------
retain all rights arising under Federal law.

     (d) This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Each of the parties hereto understands and agrees that this document (and any other document required herein) may be delivered by any party thereto either in the form of an executed original or an executed original sent by facsimile transmission to be followed promptly by mailing of a hard copy original, and that receipt by the Agent of a facsimile transmitted document purportedly bearing the signature of a Bank or the Company shall bind such Bank or the Company, respectively, with the same force and effect as the delivery of a hard copy original. Any failure by the Agent to receive the hard copy executed original of such document shall not diminish the binding effect of receipt of the facsimile transmitted executed original of such document of the party whose hard copy page was not received by the Agent.

     (e) This Amendment contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein. This Amendment supersedes all prior drafts and communications with respect hereto or thereto. This Amendment may not be amended except in accordance with the provisions of
Section 10.01 of the Credit Agreement.

     (f) If any term or provision of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment, the Credit Agreement or the Loan Documents.

                                       7.

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     (g) The Company agrees to pay or reimburse BofA (including in its capacity as Agent), upon demand, for all reasonable costs and expenses (including reasonable Attorney Costs) incurred by BofA (including in its capacity as Agent) in connection with the development, preparation, negotiation, execution and delivery of this Amendment.

                                       8.

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          IN WITNESS WHEREOF, the parties hereto have caused this First
Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                      MENTOR GRAPHICS CORPORATION


                                      By:    /s/ Dean Freed
                                             -----------------------------------
                                      Name:  Dean Freed
                                      Title: Vice President, Secretary & General
                                             Counsel


                                      By:    /s/ Dennis Weldon
                                             -----------------------------------
                                      Name:  Dennis Weldon
                                      Title: Treasurer


                                      BANK OF AMERICA, N.A., as Agent and as a
                                      Bank


                                      By:    /s/ Kevin M. McMahon
                                             -----------------------------------
                                      Name:  Kevin M. McMahon
                                      Title: Managing Director


                                      BNP PARIBAS


                                      By:
                                      Name:
                                      Title:


                                      By:
                                      Name:
                                      Title:


                                      FLEET NATIONAL BANK, N.A.


                                      By:    /s/ John B. Desmond
                                             -----------------------------------
                                      Name:  John B. Desmond
                                      Title: Director

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                                      THE BANK OF NOVA SCOTIA


                                      By:    /s/ Daryl K. Hogge
                                             -----------------------------------
                                      Name:  Daryl K. Hogge
                                      Title: Director


                                      THE FUJI BANK, LIMITED


                                      By:    /s/ Masahito Fukuda
                                             -----------------------------------
                                      Name:  Masahito Fukuda
                                      Title: Senior Vice President